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PASSAGE BIO REPORTS THIRD QUARTER 2024 FINANCIAL RESULTS AND PROVIDES RECENT BUSINESS HIGHLIGHTS

Enrolled 4 patients in Cohort 2 of the upliFT-D trial for FTD-GRN, with patient dosing advancing as planned; 12-month Cohort 1 and interim Cohort 2 data expected in 1H25

Updated interim data from Cohort 1 FTD-GRN showed PBFT02 was generally well-tolerated and elevated CSF progranulin levels for up to 12 months following treatment

Highlighted robust preclinical data supporting PBFT02 as a potential best-in-class progranulin-raising therapy in an oral presentation at ESGCT

Execution backed by strong balance sheet, with cash runway to the end of Q2 2026

PHILADELPHIA – November 13, 2024 – Passage Bio, Inc. (Nasdaq: PASG), a clinical stage genetic medicines company focused on improving the lives of patients with neurodegenerative diseases, today reported financial results for the third quarter ended September 30, 2024 and provided recent business highlights.

“This quarter, we’ve made important strides in advancing our PBFT02 gene therapy program,” said Will Chou, M.D., president and chief executive officer of Passage Bio. “Execution of our ongoing upliFT-D trial for FTD-GRN remains our core priority, and we are pleased to share that 4 patients in Cohort 2 have been enrolled, with patient dosing progressing as planned. We remain on track to share 12-month Cohort 1 and interim Cohort 2 data in the first half of 2025, which will strengthen our understanding of the therapeutic potential of PBFT02. Furthermore, our presentations of preclinical and positive interim safety and biomarker data at key scientific conferences underscore the potential of PBFT02 to be a market leading progranulin-raising therapy. Our commitment to disciplined execution and a strong balance sheet strategically position us to achieve several key milestones over the coming quarters.”

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Recent Highlights

●	Sustained enrollment progress in global Phase 1/2 upliFT-D trial of PBFT02 for the treatment of patients with FTD-GRN: The company has enrolled 4 patients in Cohort 2, which will continue to evaluate Dose 1 of PBFT02, and patient dosing is underway and advancing as planned. With this momentum, the company remains on track to report 12-month data from Cohort 1 and interim data from Cohort 2 in 1H25.

●	Presented encouraging interim data from Cohort 1 patients in upliFT-D trial of PBFT02 for FTD-GRN at the ISFTD2024 and CTAD conferences: The company presented updated safety and biomarker data from Cohort 1 patients in the upliFT-D trial during an oral presentation at the International Conference on Frontotemporal Dementias (ISFTD2024) conference in September and a poster session at the Clinical Trials on Alzheimer’s Disease conference (CTAD) in October. The data showed that PBFT02 produced consistent and durable increases in CSF PRGN expression in all treated Cohort 1 patients, with elevated levels maintained for up to one-year post-treatment. Furthermore, PBFT02 continued to exhibit a favorable safety profile in all patients who received the enhanced immunosuppression regimen, with no serious adverse events or clinically significant immune responses observed.

●	Presented preclinical and interim clinical data for PBFT02 in FTD-GRN at the ESGCT conference: In October, the company delivered an oral presentation highlighting preclinical data for PBFT02 at the European Society of Gene & Cell Therapy (ESGCT) conference. The presentation reviewed the robust preclinical findings informing vector and dose selection and demonstrated the positive effects of elevating progranulin levels in vivo. Preclinical non-human primate (NHP) data found the AAV1 vector achieved superior human progranulin levels in the CSF compared to AAV5 and AAVhu68 (an AAV9 variant). Additionally, a dose escalation study in Grn knockout mice showed that PBFT02 improved lysosomal histopathology and reduced neuroinflammation in brain regions impacted by FTD pathology with evidence suggesting that the greatest pathological benefit was associated with the highest PGRN levels in the CSF. An NHP biodistribution study also showed that intra-cisterna magna (ICM) administration of PBFT02 resulted in widespread vector distribution in the brain and spinal cord.

●	Appointed Tom Kassberg to the company’s board of directors: In September, the company announced the appointment of Tom Kassberg, Chief Business Officer and Executive Vice President at Ultragenyx, to its board of directors and his appointment to the Audit Committee. Mr. Kassberg brings extensive experience in corporate development and strategic planning to the company, having successfully led multiple business development and alliance management initiatives that advanced late-stage gene therapies for rare diseases.

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Anticipated Upcoming Milestones:

FTD-GRN

●	Report 12-month Cohort 1 and interim Cohort 2 data in 1H 2025
●	Seek regulatory feedback on pivotal trial design in 2H 2025

FTD-C9orf72

●	Initiate dosing of FTD-C9orf72 patients in 1H 2025

ALS

●	Obtain regulatory feedback on the pathway to treating amyotrophic lateral sclerosis (ALS) patients with PBFT02 in 2H 2024

Third Quarter 2024 Financial Results

●	Cash Position: Cash, cash equivalents and marketable securities were $84.8 million as of September 30, 2024, as compared to $132.8 million as of September 30, 2023. The company expects current cash, cash equivalents and marketable securities, together with the remaining initial payments from our out-licensing agreements with GEMMA Biotherapeutics, to fund operations to the end of Q2 2026.
●	Research and Development (R&D) Expenses: R&D expenses were $8.7 million for the quarter ended September 30, 2024, as compared to $15.1 million for the quarter ended September 30, 2023.
●	General and Administrative (G&A) Expenses: G&A expenses were $7.3 million for the quarter ended September 30, 2024, as compared to $8.2 million for the quarter ended September 30, 2023.
●	Net Loss: Net loss was $19.3 million, or $0.31 per basic and diluted share, for the quarter ended September 30, 2024, as compared to a net loss of $27.1 million, or $0.49 per basic and diluted share, for the quarter ended September 30, 2023.

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About Passage Bio

Passage Bio (Nasdaq: PASG) is a clinical stage genetic medicines company on a mission to improve the lives of patients with neurodegenerative diseases. Our primary focus is the development and advancement of cutting-edge, one-time therapies designed to target the underlying pathology of these conditions. Passage Bio’s lead product candidate, PBFT02, seeks to treat neurodegenerative conditions, including frontotemporal dementia, by elevating progranulin levels to restore lysosomal function and slow disease progression.

To learn more about Passage Bio and our steadfast commitment to protecting patients and families against loss in neurodegenerative conditions, please visit: passagebio.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995, including, but not limited to: our expectations about timing and execution of anticipated milestones, including the initiation of dosing of FTD-C9orf72 patients, feedback from regulatory authorities, the progress of clinical studies and the availability of clinical data from such trials; our expectations about our collaborators’ and partners’ ability to execute key initiatives; our ability to receive milestone and other payments from our partners; our expectations about cash runway; and the ability of our product candidates to treat their respective target CNS disorders. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “possible,” “will,” “would,” and other words and terms of similar meaning. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including: our ability to develop and obtain regulatory approval for our product candidates; the timing and results of preclinical studies and clinical trials; risks associated with clinical trials, including our ability to adequately manage clinical activities, unexpected concerns that may arise from additional data or analysis obtained during clinical trials, regulatory authorities may require additional information or further studies, or may fail to approve or may delay approval of our drug candidates; the occurrence of adverse safety events; the risk that positive results in a preclinical study or clinical trial may not be replicated in subsequent trials or success in early stage clinical trials may not be predictive of results in later stage clinical trials; failure to protect and enforce our intellectual property, and other proprietary rights; our dependence on collaborators and other third parties for the development and manufacture of product candidates and other aspects of our business, which are outside of our full control; risks associated with current and potential delays, work stoppages, or supply chain disruptions; and the other risks and uncertainties that are described in the Risk Factors section in documents the company files from time to time with the Securities and Exchange Commission (SEC), and other reports as filed with the SEC. Passage Bio undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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Passage Bio, Inc.

Balance Sheets

	(Unaudited)
(in thousands, except share and per share data)	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$32,292	$21,709
Marketable securities	52,534	92,585
Prepaid expenses and other current assets	1,210	923
Prepaid research and development	1,180	2,742
Total current assets	87,216	117,959
Property and equipment, net	10,036	15,295
Right of use assets - operating leases	14,037	16,858
Other assets	463	433
Total assets	$111,752	$150,545
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,489	$1,298
Accrued expenses and other current liabilities	6,729	11,670
Non-refundable sublicense payments received	5,000	—
Operating lease liabilities	3,733	3,373
Total current liabilities	16,951	16,341
Operating lease liabilities - noncurrent	22,085	22,921
Total liabilities	39,036	39,262

Stockholders’ equity:
Preferred stock, $0.0001 par value: 10,000,000 shares authorized; no shares issued and outstanding at both September 30, 2024 and December 31, 2023	—	—
Common stock, $0.0001 par value: 300,000,000 shares authorized; 61,767,286 shares issued and outstanding at September 30, 2024 and 54,944,130 shares issued and outstanding at December 31, 2023	6	5
Additional paid-in capital	719,188	705,789
Accumulated other comprehensive income (loss)	32	(43)
Accumulated deficit	(646,510)	(594,468)
Total stockholders’ equity	72,716	111,283
Total liabilities and stockholders’ equity	$111,752	$150,545

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Passage Bio, Inc.

Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share data)	2024	2023	2024	2023
Operating expenses:
Research and development	$8,656	$15,098	$30,621	$49,258
General and administrative	7,251	8,184	20,276	35,295
Impairment of long-lived assets	4,795	5,390	5,233	5,390
Loss from operations	(20,702)	(28,672)	(56,130)	(89,943)
Other income (expense), net	1,362	1,562	4,088	4,639
Net loss	$(19,340)	$(27,110)	$(52,042)	$(85,304)
Per share information:
Net loss per share of common stock, basic and diluted	$(0.31)	$(0.49)	$(0.87)	$(1.56)
Weighted average common shares outstanding, basic and diluted	61,763,346	54,789,410	59,920,537	54,697,967
Comprehensive loss:
Net loss	$(19,340)	$(27,110)	$(52,042)	$(85,304)
Unrealized gain (loss) on marketable securities	99	148	75	774
Comprehensive loss	$(19,241)	$(26,962)	$(51,967)	$(84,530)

For further information, please contact:

Investors:

Stuart Henderson

Passage Bio

267.866.0114

shenderson@passagebio.com

Media:

Mike Beyer
Sam Brown Inc. Healthcare Communications
312.961.2502
MikeBeyer@sambrown.com